EXHIBIT 99.1

Energy-Efficient LED Lighting Manufacturer Orion Reports
Q2'18 Revenue of $15.4M and Positive Cash Flow from Operations of $1.1M

MANITOWOC, WI - November 2, 2017 - Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a leading designer and U.S. manufacturer of high-performance, energy-efficient LED lighting products, today reported results for its fiscal 2018 second quarter (Q2’18) and six months ended September 30, 2017. Orion will hold an investor call today at 10:00 a.m. ET (9:00 a.m. CT) to review its results and outlook for the balance of fiscal 2018 - call details below.

Quarterly Performance Highlights

(in millions except %)	Q2'18	Q1'18	Q4’17	Q3’17	Q2’17	Q1’17
Revenue	$15.4	$12.6	$15.3	$20.6	$18.7	$15.6
Gross Margin	23.5%	21.6%	6.0%	29.9%	33.4%	25.8%
Cash & equivalents	$8.7	$8.5	$17.3	$19.1	$18.7	$14.2

Highlights

•	Q2'18 revenue improved sequentially to $15.4M vs. $12.6M in Q1’18.

•	Approximately $1.1M of revenue was delayed by storm related events but is expected in the balance of FY 2018.

•	Orion is experiencing increased requests for proposals as well as awarded business from large national accounts.

•	Orion increased its previously announced estimated annual cost reductions to $4.0M to $4.5M from the initial estimate of $3.5M to $4.0M.

•	Positive Q2'18 cash flow from operating activities of $1.1M.

•
$3.4M of revenue came from two of Orion’s long standing automotive industry customers in Q2’18 and Orion is now expecting approximately $13M in revenue in fiscal 2018 from these two automotive customers, up from Orion’s previously announced $10M. Additionally, Orion expects revenue of at least $10M from these customers in fiscal 2019.

•
Orion’s agent-driven distribution model continues to make steady progress, representing 44 % of product sales in Q2’18. While Orion is advancing this effort, it is taking longer than anticipated for new agencies to achieve revenue generation expectations.

•	Q2 ’18 backlog of $6.5M was flat compared to Q1 ’18.

CEO Commentary:
Mike Altschaefl, Orion CEO, commented, "We made progress during Q2 2018, achieving sequential quarterly revenue growth of 22.2% and achieving positive cash flow from operations. While we are seeing steady progress in this effort, it is taking longer than we had planned for new agencies to ramp revenue generation with Orion solutions. At the same time, we are becoming better versed in the opportunities and challenges in building out this sales channel. Through a variety of new strategies and products designed to support the needs of our agents we believe we are positioning Orion to accelerate its future penetration of a much broader base of sales opportunities for both retrofit and new construction projects across North America.”

“Under our new Senior Vice President for Channel Sales, Kevin Grayson, we now better understand the sales cycle and specific dynamics of this channel and are tailoring our product offerings and marketing efforts to best support our agents. While the agent channel continues to develop, our national accounts group is doing an excellent job of sourcing more and larger projects from key accounts, as well as new opportunities for the agent base.”

“In August, we stated that we expected approximately $10M of business in fiscal 2018 and approximately $10M in fiscal 2019 from two of our long standing automotive customers. Demand from these customers during our first six months of fiscal 2018 was stronger than expected, driving $5.5M of revenue. As a result, we now expect at least $13.0M in revenue during fiscal year 2018. We continue to expect revenues of at least $10M in fiscal 2019.”

“We have recently launched a number of products centered around three main objectives:

•	Increasing our competitive product footprint with the agent driven distribution channel and entry-level focused buyers

•Leveraging existing platforms and expanding options to increase our market opportunity

•	Leveraging our experience in controls and IoT solution adaptability through new modular plug and play solutions”

“The summer launch of our lower-cost Patriot™ LED lighting fixture line is an example of this effort. It is a high quality, US-made product with industry-leading components, streamlined design and an upgradable modular feature that competes very effectively with offshore products. With Patriot™ LED fixtures, customers can make the move into energy-saving LED lighting at an attractive price, while preserving the ability to quickly and easily upgrade this system with plug-in sensors, light engines or other features of our higher performing lines.”

“Our core value proposition remains unchanged and is centered around four pillars of commitment that we believe differentiate us from our competition:

•	Industry leading product performance, energy efficiency, and thought leadership - delivering more rapid ROI and future proof lighting options

•	Genuine, high-quality and high-touch customer service

•	Flexibility and nimbleness in responding to customer needs, including specialty design, development, prototyping, and production - which larger competitors cannot match, and

•	Rapid response local-to-local production operations delivering the quality and reliability our customers expect - typically in 10 days or less”

Updated Fiscal 2018 Outlook
Mr. Altschaefl added, “While the outlook for growth in the LED lighting industry remains difficult to predict, we remain confident in the value, performance and ROI of our lighting products and believe we are on the right path for growth and improved bottom line results. Given our first half performance, we are reducing our fiscal 2018 revenue goals as discussed below. However, we remain firmly committed to our previous profitability goals.”

Orion’s quarterly performance can and likely will vary materially from period to period, often based on macroeconomic and industry forces. Orion therefore reminds investors that its stated financial goals are targets and goals - not implied guidance, forecasts or projections. Based on progress to date with major and national accounts, supported by the ongoing implementation of its agent driven distribution model, Orion has revised its fiscal 2018 revenue goal to flat versus FY17, as compared to its prior goal of 10-15% growth.

Additionally, Orion continues to make solid progress in trimming its annual operating expenses, with annualized reductions now estimated at $4.0 to $4.5M versus FY17 levels, compared to an initial estimate of $3.5 to $4.0M.

Further, Orion continues to believe it will be able to achieve its goal of breakeven earnings before interest, taxes, depreciation and amortization (EBITDA), before non-recurring items, and gross margins of 30%, by its fiscal 2018 fourth quarter.

Mr. Altschaefl concluded, “While our performance is not yet where it needs to be, we believe we are taking the right steps to position Orion for success. We have strong design and production capabilities, high quality products, a respected brand portfolio and a refined go-to-market strategy that should differentiate us within the LED lighting industry. We have taken prudent steps regarding our cost structure to increase profitability even at lower revenues. This cost structure should not change once modest revenue growth is realized. In other words, we are scaling the business effectively. We believe the second half of fiscal 2018 will provide a great opportunity for investors to judge the success of our efforts."

Q2’18 Operations
Orion’s Q2’18 revenue declined 17.4% from Q2‘17 to $15.4M, reflecting $1.1M of hurricane-related project delays in Texas and Florida and a predicted decline in fluorescent lighting products, which decreased $2.0M year-over-year. Partially offsetting these declines was strength in national accounts, including $3.4M of automotive retrofit revenue and modest progress from the Company's agent driven distribution model, now representing 44% of product revenue. LED lighting product revenue was $12.7M in Q2’18 or 91% of total lighting product revenue versus $14.1M or 81% of total lighting product revenue in Q2’17.

Despite a solid performance in raw gross margins from lighting product sales, total gross margin declined to 23.5% in Q2’18, as a result of lower overhead absorption on lower revenue, combined with lower service revenue margins.

Orion’s Q2’18 net loss increased to $3.7M, or $0.13 per basic share, from $1.0M, or $0.03 per basic share, in Q2'17. The higher net loss was principally due to the impact of lower revenues on Orion’s fixed cost structure, partially offset by a $0.9M reduction in operating expenses (excluding one-time items), a direct result of the Company’s cost reduction efforts. Orion’s Q2’18 results included a $0.7M non-cash impairment charge related to an indefinite lived intangible asset.

Orion has recognized $0.1M and $2.0M of total restructuring expense during the three and six months ended September 30, 2017, respectively.

Orion’s Q2’18 EBITDA loss was $3.0M compared to $0.3M in Q2’17.

Balance Sheet & Cash Flow
Orion generated $1.1 M in cash from operating activities in Q2’18 as its net loss was more than offset by active working capital management efforts, including a $3.0M reduction in product inventories. At the end of Q2’18, Orion had $8.7M in cash and cash equivalents and $3.1M in borrowings under its revolving credit facility.

Conference Call Details:

Date / Time:	Today, Thursday, November 2, 2017 at 10:00 a.m. ET (9:00 a.m. CT)

Call Dial-In:	(877) 754-5294 or (678) 894-3013 for international

Live Webcast/Replay:	http://investor.oriones.com/events.cfm

Audio Replay:	(855) 859-2056, conference ID: 1110652 (available shortly after the call through 11/9/2017)

About Orion Energy Systems
Orion is a leading designer and producer of energy efficient lighting and retrofit lighting solutions for commercial and industrial buildings. Orion manufactures and markets connected lighting systems encompassing LED solid-state lighting and smart controls. Orion systems incorporate patented design elements that deliver significant energy, efficiency, optical and thermal performance that drive financial, environmental, and work-space benefits for a wide variety of customers, including nearly 40% of the Fortune 500.

Non-GAAP Measures
In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measure, EBITDA (earnings before interest, taxes, depreciation and amortization) as a measure of its quarterly performance. The Company has provided this non-GAAP measure to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses EBITDA to evaluate performance of the businesses and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the Company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Safe Harbor Statement
Certain matters discussed in this press release, including under the headings "Highlights" and "Updated Fiscal 2018 Outlook" are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to achieve our expected revenue growth, gross margin and EBITDA objectives in fiscal 2018 and beyond; (ii) our ability to achieve profitability and positive cash flows; (iii) our levels of cash and our limited borrowing capacity under our revolving line of credit; (iv) the availability of additional debt financing and/or equity capital; (v) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (vi) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (vii) our ability to manage the ongoing decreases in the average selling prices of our products as a result of competitive pressures in the evolving LED market; (viii) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (ix) our lack of major sources of recurring revenue and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (x) our ability to adapt to increasing convergence in the LED market; (xi) our ability to differentiate our products in a highly competitive market; (xii) the deterioration of market conditions, including our dependence on customers' capital budgets for sales of products and services; (xiii) our ability to complete and execute our strategy in a highly competitive market and our ability to respond successfully to market competition; (xiv) our increasing reliance on third parties for the manufacture and development of products and product components; (xv) our ability to successfully implement our strategy of focusing mainly on lighting solutions using LED technologies; (xvi) the market acceptance of our products and services; (xvii) our ability to realize expected cost savings on the timetable and amounts expected from our cost reduction initiatives; (xviii) adverse developments with respect to litigation and other legal matters pursuant to which we are subject, including the ongoing litigation initiated against us by our former chief executive officer; (xix) our failure to comply with the covenants in our revolving credit agreement; (xx) our fluctuating quarterly results of operations as we focus on new LED technologies and continue to focus investing in our third party distribution sales channel; (xxi) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (xxii) price fluctuations, shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio; (xxiv) a reduction in the price of electricity; (xxv) the cost to comply with, and the effects of, any current and future government regulations, laws and policies; (xxvi) potential warranty claims in excess of our reserve estimates; (xxvii) our inability to timely and effectively remediate any material weaknesses in our internal control of financial reporting and/or our failure to maintain an effective system of internal control over financial reporting and (xxviii) the other risks described in our filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of the Company's Web site.

Investor Relations Contacts:

Bill Hull, CFO	William Jones; Tanya Kamatu
Orion Energy Systems, Inc.	Catalyst IR
(312) 660-3575	(212) 924-9800 or oesx@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$8,671	$17,307
Accounts receivable, net	8,141	9,171
Inventories, net	9,310	13,593
Deferred contract costs	185	935
Prepaid expenses and other current assets	1,766	2,877
Total current assets	28,073	43,883
Property and equipment, net	13,367	13,786
Other intangible assets, net	3,203	4,207
Other long-term assets	125	175
Total assets	$44,768	$62,051
Liabilities and Shareholders’ Equity
Accounts payable	$7,840	$11,635
Accrued expenses and other	5,453	5,988
Deferred revenue, current	849	621
Current maturities of long-term debt	86	152
Total current liabilities	14,228	18,396
Revolving credit facility	3,083	6,629
Long-term debt, less current maturities	144	190
Deferred revenue, long-term	952	944
Other long-term liabilities	541	442
Total liabilities	18,948	26,601
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at September 30, 2017 and March 31, 2017; no shares issued and outstanding at September 30, 2017 and March 31, 2017	—	—
Common stock, no par value: Shares authorized: 200,000,000 at September 30, 2017 and March 31, 2017; shares issued: 38,314,390 at September 30, 2017 and 37,747,227 at March 31, 2017; shares outstanding: 28,880,987 at September 30, 2017 and 28,317,490 at March 31, 2017	—	—
Additional paid-in capital	154,506	153,901
Treasury stock, common shares: 9,433,403 at September 30, 2017 and 9,429,737 at March 31, 2017	(36,087)	(36,081)
Shareholder notes receivable	—	(4)
Retained deficit	(92,599)	(82,366)
Total shareholders’ equity	25,820	35,450
Total liabilities and shareholders’ equity	$44,768	$62,051

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Product revenue	$14,109	$17,675	$25,890	$33,027
Service revenue	1,313	995	2,090	1,277
Total revenue	15,422	18,670	27,980	34,304
Cost of product revenue	10,593	11,752	19,406	23,171
Cost of service revenue	1,208	674	2,243	863
Total cost of revenue	11,801	12,426	21,649	24,034
Gross profit	3,621	6,244	6,331	10,270
Operating expenses:
General and administrative	3,157	3,598	8,491	7,499
Impairment of intangible assets	710	—	710	—
Sales and marketing	2,906	3,125	6,260	6,020
Research and development	380	517	904	998
Total operating expenses	7,153	7,240	16,365	14,517
Loss from operations	(3,532)	(996)	(10,034)	(4,247)
Other income (expense):
Other income	—	90	—	190
Interest expense	(139)	(68)	(206)	(138)
Interest income	3	14	7	24
Total other (expense) income	(136)	36	(199)	76
Loss before income tax	(3,668)	(960)	(10,233)	(4,171)
Income tax expense (benefit)	—	10	—	(261)
Net loss	$(3,668)	$(970)	$(10,233)	$(3,910)

Basic net loss per share attributable to common shareholders	$(0.13)	$(0.03)	$(0.36)	$(0.14)
Weighted-average common shares outstanding	28,834,868	28,171,899	28,646,188	28,029,526
Diluted net loss per share	$(0.13)	$(0.03)	$(0.36)	$(0.14)
Weighted-average common shares and share equivalents outstanding	28,834,868	28,171,899	28,646,188	28,029,526

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended September 30,
	2017	2016
Operating activities
Net loss	$(10,233)	$(3,910)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	701	755
Amortization	324	482
Stock-based compensation	618	868
Impairment of intangible assets	710	—
Provision for inventory reserves	301	443
Provision for bad debts	21	67
Other	12	112
Changes in operating assets and liabilities:
Accounts receivable, current and long-term	1,014	(1,320)
Inventories	3,981	(426)
Deferred contract costs	751	(356)
Prepaid expenses and other assets	1,156	3,813
Accounts payable	(3,816)	667
Accrued expenses and other	(438)	(880)
Deferred revenue, current and long-term	237	319
Net cash used in operating activities	(4,661)	634
Investing activities
Purchases of property and equipment	(283)	(226)
Additions to patents and licenses	(30)	(213)
Proceeds from sales of property, plant and equipment	—	2,600
Net cash (used in) provided by investing activities	(313)	2,161
Financing activities
Payment of long-term debt and capital leases	(111)	(743)
Proceeds from revolving credit facility	34,176	41,211
Payment of revolving credit facility	(37,722)	(40,071)
Payments to settle employee tax withholdings on stock-based compensation	(8)	(4)
Net proceeds from employee equity exercises	3	4
Net cash (used in) provided by financing activities	(3,662)	397
Net (decrease) increase in cash and cash equivalents	(8,636)	3,192
Cash and cash equivalents at beginning of period	17,307	15,542
Cash and cash equivalents at end of period	$8,671	$18,734

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED EBITDA RECONCILIATION
(in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016

Net Income	$(3,668)	$(970)	$(10,233)	$(3,910)

Interest	136	54	199	114
Taxes	—	10	—	(261)
Depreciation	348	366	701	755
Amortization	162	239	324	482
EBITDA	(3,022)	(301)	(9,009)	(2,820)